American Century Investment Trust

AMENDMENT NO. 8 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 8 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2020 (the “Effective Date”), by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013, December 1, 2015, April 10, 2017, July 28, 2017, July 31, 2017, August 1, 2018 and August 1, 2019 (the “Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes for the Core Plus Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new G Class for the series of shares titled Core Plus Fund; and

WHEREAS, the parties have eliminated the T Class shares for Diversified Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.Amendment of Schedule B. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule B attached hereto.

2.Amendment of Schedule C. Schedule C to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule C attached hereto.

3.Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

4.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

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American Century Investment Trust    Schedule B: Investment Category Assignments

Schedule B
Investment Category Assignments

American Century Investment Trust

Series	Category	Applicable Fee Schedule Number
Prime Money Market Fund	Money Market Funds	3
U.S. Government Money Market Fund	Money Market Funds	4
Diversified Bond Fund	Bond Funds	5
High-Yield Fund	Bond Funds	6
Short Duration Inflation Protection Bond Fund	Bond Funds	7
NT Diversified Bond Fund	Bond Funds	5
Core Plus Fund	Bond Funds	3
Short Duration Fund	Bond Funds	11

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American Century Investment Trust    Schedule C: Complex Fee Schedules

Schedule C
Complex Fee Schedules

ALL FUNDS EXCEPT CORE PLUS, DIVERSIFIED BOND, NT DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

		Rate Schedules
Complex Assets	All Other Classes	R5 Class	G Class	I Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.2100%	0.0600%	0.1100%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.2000%	0.0500%	0.1000%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.1985%	0.0485%	0.0985%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.1970%	0.0470%	0.0970%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.1870%	0.0370%	0.0870%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.1800%	0.0300%	0.0800%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.1700%	0.0200%	0.0700%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.1650%	0.0150%	0.0650%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.1600%	0.0100%	0.0600%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.1550%	0.0050%	0.0550%
Thereafter	0.2500%	0.0500%	0.0000%	0.1500%	0.0000%	0.0500%

ALL FUNDS EXCEPT CORE PLUS, DIVERSIFIED BOND, NT DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
➢ Prime Money Market Fund	Yes	No	Yes	Yes	No	No	No	No	No
➢ High-Yield Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
➢ Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢ Short Duration Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	No

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American Century Investment Trust    Schedule C: Complex Fee Schedules

CORE PLUS FUND ONLY

	Rate Schedules
Complex Assets	Investor	A Class	C Class	G Class	I Class	R Class	R5 Class
First $2.5 billion	0.3100%	0.3100%	0.3100%	0.1100%	0.2100%	0.3100%	0.1100%
Next $7.5 billion	0.3000%	0.3000%	0.3000%	0.1000%	0.2000%	0.3000%	0.1000%
Next $15.0 billion	0.2985%	0.2985%	0.2985%	0.0985%	0.1985%	0.2985%	0.0985%
Next $25.0 billion	0.2970%	0.2970%	0.2970%	0.0970%	0.1970%	0.2970%	0.0970%
Next $25.0 billion	0.2870%	0.2870%	0.2870%	0.0870%	0.1870%	0.2870%	0.0870%
Next $25.0 billion	0.2800%	0.2800%	0.2800%	0.0800%	0.1800%	0.2800%	0.0800%
Next $25.0 billion	0.2700%	0.2700%	0.2700%	0.0700%	0.1700%	0.2700%	0.0700%
Next $25.0 billion	0.2650%	0.2650%	0.2650%	0.0650%	0.1650%	0.2650%	0.0650%
Next $25.0 billion	0.2600%	0.2600%	0.2600%	0.0600%	0.1600%	0.2600%	0.0600%
Next $25.0 billion	0.2550%	0.2550%	0.2550%	0.0550%	0.1550%	0.2550%	0.0550%
Thereafter	0.2500%	0.2500%	0.2500%	0.0500%	0.1500%	0.2500%	0.0500%

CORE PLUS FUND ONLY

Series	Investor Class	A Class	C Class	G Class	I Class	R Class	R5 Class
➢ Core Plus Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes

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American Century Investment Trust    Schedule C: Complex Fee Schedules

U.S. GOVERNMENT MONEY MARKET FUND ONLY

Rate Schedules
Complex Assets	All Classes Inv/A/C/G
First $2.5 billion	0.3100%
Next $7.5 billion	0.3000%
Next $15.0 billion	0.2985%
Next $25.0 billion	0.2970%
Next $25.0 billion	0.2870%
Next $25.0 billion	0.2800%
Next $25.0 billion	0.2700%
Next $25.0 billion	0.2650%
Next $25.0 billion	0.2600%
Next $25.0 billion	0.2550%
Thereafter	0.2500%

Series	Investor Class	R5 Class	A Class	C Class	G Class
➢ U.S. Government Money Market Fund	Yes	No	Yes	Yes	Yes

C-3

American Century Investment Trust    Schedule C: Complex Fee Schedules

DIVERSIFIED BOND AND NT DIVERSIFIED BOND ONLY

Rate Schedules

Complex Assets	All Other Classes	I Class	G Class	R5 Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.1100%	0.0600%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.1000%	0.0500%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.0985%	0.0485%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.0970%	0.0470%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.0870%	0.0370%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.0800%	0.0300%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.0700%	0.0200%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.0650%	0.0150%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.0600%	0.0100%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.0550%	0.0050%	0.0250%
Thereafter	0.2500%	0.0500%	0.0000%	0.0500%	0.0000%	0.0200%

Series	Investor Class	G Class	I Class	A Class	C Class	R Class	R5 Class	R6 Class	T Class	Y Class
➢ Diversified Bond Fund	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes	No	Yes
➢ NT Diversified Bond Fund	No	Yes	No	No	No	No	No	No	No	No

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